Exhibit 99.1

Red Lion Hotel Corporation Appoints Industry Veteran John Russell

Interim Chief Executive Officer

DENVER, December 3, 2019 – Red Lion Hotels Corporation (the “Company”) (NYSE: RLH), today announced industry veteran John J. Russell, Jr. has been appointed interim Chief Executive Officer. Mr. Russell, an expert on hotel brand growth with 40 years of hospitality experience, joins RLH to assist the executive management team in running the business, accelerating franchise sales, improving franchisee retention and aligning our cost structure with the size of our operations. The Board of RLH Corporation will continue the search for a permanent Chief Executive Officer during Mr. Russell’s tenure.

Bob Wolfe, Chairman of the Board, stated, “It is my pleasure to welcome John to the RLH team as our Interim CEO. John brings extensive hospitality experience including a proven history of expanding brands and growing franchise sales. He is a seasoned leader with global experience in lodging franchise management, operations, development, and marketing for hotels and resorts. His prior positions include Vice Chairman of the Travel Division of the Cendant Corporation, the predecessor to Wyndham Hotels, and CEO of Cendant’s hotel division where he was credited with the rapid growth of the Days Inn brand. We look forward to leveraging John’s expertise to help advance our franchise operations, accelerate organic growth and improve our franchisee retention, as our ongoing CEO search continues.”

Mr. Russell was most recently President and Chief Operating Officer with Sentry Hospitality. His responsibilities included overseeing operations, finance and marketing for resorts, lifestyle hotels and executive conference centers. Additional positions held during his successful career include Chairman and CEO or Senior Executive for companies including ITT Sheraton, Days Inn of America, Carlson Companies, Benchmark Hospitality, HFS, Cendant, RCI, Yesawich, Pepperdine, Brown and Russell (Partner), NYLO Hotels, MODO Hotels and CampusBrands. Mr. Russell has proven to be a successful brand builder and innovator of new brands such as Wingate Inns, NYLO and XP by NYLO, and MODO Hotels, and led the accelerated growth of legacy brands such as Days Inn, Ramada, Howard Johnson and Super 8. He was also CEO for three hotel management companies including Days Inns Management Company, Colony Hotels and Resorts, and NYLO Hotels. Mr. Russell served as Chairman of the American Hotel and Lodging Association along with serving two terms as President of the Hospitality Sales Marketing Association. Mr. Russell is a graduate of West Point, United States Military Academy.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and in other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no intent or obligation to publicly update or revise any forward-looking statements.

About RLH Corporation

RLH Corporation is an innovative hotel company focused on the franchising of upscale, midscale and economy hotels. The company maximizes return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

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Investor Relations Contact

Nikki Sacks

Investor Relations

203-682-8263

investorrelations@rlhco.com